A special meeting of the fund's shareholders was held on July 17, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes	% of Votes
Affirmative	13,091,755,154.83	89.363
Against	699,153,631.74	4.772
Abstain	859,157,186.22	5.865
TOTAL	14,650,065,972.79	100.00
PROPOSAL 2
To authorize the Trustees to increase the maximum number of Trustess.*
	# of Votes	% of Votes
Affirmative	12,221,809,798.77	83.425
Against	1,707,733,087.90	11.657
Abstain	720,523,086.12	4.918
TOTAL	14,650,065,972.79	100.00
PROPOSAL 3
To authorize the Trustees to clarify the scope of the Trustees' authority regarding mergers, consolidations, incorporations and reorganizations.*
	# of Votes	% of Votes
Affirmative	13,057,474,257.61	89.129
Against	836,451,766.64	5.710
Abstain	756,139,948.54	5.161
TOTAL	14,650,065,972.79	100.00
PROPOSAL 4
To authorize the Trustees to enter into management contracts on behalf of a new fund.*
	# of Votes	% of Votes
Affirmative	12,676,602,811.76	86.529
Against	1,149,542,849.78	7.847
Abstain	823,920,311.25	5.624
TOTAL	14,650,065,972.79	100.00

PROPOSAL 5
To elect the thirteen nominees specified below as Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	13,686,094,489.33	93.420
Withheld	963,971,483.46	6.580
TOTAL	14,650,065,972.79	100.00
Ralph F. Cox
Affirmative	13,669,046,367.86	93.304
Withheld	981,019,604.93	6.696
TOTAL	14,650,065,972.79	100.00
Phyllis Burke Davis
Affirmative	13,643,048,635.22	93.126
Withheld	1,007,017,337.57	6.874
TOTAL	14,650,065,972.79	100.00
Robert M. Gates
Affirmative	13,678,182,685.78	93.366
Withheld	971,883,287.01	6.634
TOTAL	14,650,065,972.79	100.00
Abigail P. Johnson
Affirmative	13,657,920,533.62	93.228
Withheld	992,145,439.17	6.772
TOTAL	14,650,065,972.79	100.00
Edward C. Johnson 3d
Affirmative	13,658,367,219.61	93.231
Withheld	991,698,753.18	6.769
TOTAL	14,650,065,972.79	100.00
Donald J. Kirk
Affirmative	13,676,740,463.43	93.356
Withheld	973,325,509.36	6.644
TOTAL	14,650,065,972.79	100.00
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	13,682,555,463.81	93.396
Withheld	967,510,508.98	6.604
TOTAL	14,650,065,972.79	100.00
Ned C. Lautenbach
Affirmative	13,692,000,386.22	93.460
Withheld	958,065,586.57	6.540
TOTAL	14,650,065,972.79	100.00
Peter S. Lynch
Affirmative	13,695,310,842.96	93.483
Withheld	954,755,129.83	6.517
TOTAL	14,650,065,972.79	100.00
Marvin L. Mann
Affirmative	13,679,688,241.73	93.376
Withheld	970,377,731.06	6.624
TOTAL	14,650,065,972.79	100.00
William O. McCoy
Affirmative	13,678,675,505.17	93.369
Withheld	971,390,467.62	6.631
TOTAL	14,650,065,972.79	100.00
William S. Stavropoulos
Affirmative	13,650,906,326.81	93.180
Withheld	999,159,645.98	6.820
TOTAL	14,650,065,972.79	100.00
Aggressive Growth
PROPOSAL 6
To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. (FMR U.K.) for the fund.
	# of Votes	% of Votes
Affirmative	2,562,247,956.50	86.407
Against	217,845,745.37	7.346
Abstain	185,237,930.06	6.247
TOTAL	2,965,331,631.93	100.00
PROPOSAL 7
To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. (FMR Far East) for the fund.
	# of Votes	% of Votes
Affirmative	2,554,474,247.95	86.145
Against	224,850,156.49	7.582
Abstain	186,007,227.49	6.273
TOTAL	2,965,331,631.93	100.00
PROPOSAL 8
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	2,446,564,394.62	82.506
Against	225,770,931.78	8.625
Abstain	183,489,958.04	6.188
Broker Non-Votes	79,506,347.49	2.681
TOTAL	2,965,331,631.93	100.00
PROPOSAL 9
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	2,420,211,209.22	81.617
Against	280,995,465.29	9.476
Abstain	184,618,609.93	6.226
Broker Non-Votes	79,506,347.49	2.681
TOTAL	2,965,331,631.93	100.00
Growth Company
PROPOSAL 6
To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. (FMR U.K.) for the fund.
	# of Votes	% of Votes
Affirmative	9,007,376,621.09	88.445
Against	543,313,390.67	5.335
Abstain	633,410,928.13	6.220
TOTAL	10,184,100,939.89	100.00
PROPOSAL 7
To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. (FMR Far East) for the fund.
	# of Votes	% of Votes
Affirmative	8,981,411,197.60	88.191
Against	567,341,696.05	5.570
Abstain	635,348,046.24	6.239
TOTAL	10,184,100,939.89	100.00
PROPOSAL 8
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	8,527,503,463.40	83.733
Against	714,669,628.99	7.018
Abstain	637,139,756.50	6.256
Broker Non-Votes	304,788,091.00	2.993
TOTAL	10,184,100,939.89	100.00
PROPOSAL 9
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	8,410,566,844.40	82.585
Against	831,220,523.87	8.162
Abstain	637,525,480.62	6.260
Broker Non-Votes	304,788,091.00	2.993
TOTAL	10,184,100,939.89	100.00
New Millennium Fund
PROPOSAL 6
To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. (FMR U.K.) for the fund.
	# of Votes	% of Votes
Affirmative	1,335,724,674.96	89.011
Against	85,192,214.22	5.677
Abstain	79,716,511.79	5.312
TOTAL	1,500,633,400.97	100.00
PROPOSAL 7
To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East.) Inc. (FMR Far East) for the fund.
	# of Votes	% of Votes
Affirmative	1,333,297,543.68	88.849
Against	87,262,075.06	5.815
Abstain	80,073,782.23	5.336
TOTAL	1,500,633,400.97	100.00
PROPOSAL 8
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	1,285,631,076.21	85.673
Against	89,347,033.76	5.954
Abstain	78,809,911.32	5.252
Broker Non-Votes	46,845,379.68	3.121
TOTAL	1,500,633,400.97	100.00
PROPOSAL 9
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	1,278,671,304.92	85.209
Against	95,726,610.52	6.379
Abstain	79,390,105.85	5.291
Broker Non-Votes	46,845,379.68	3.121
TOTAL	1,500,633,400.97	100.00
*Denotes trust-wide proposals and voting results.